STORAGE
NATIONAL STORAGE
AFFILIATES
RIGHTSPACE
CROWN VALLEY
SELF STORAGE

Earnings Release and Supplemental Financial Information
Fourth Quarter 2015

Table of Contents

Page

1	Earnings Release

8	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Occupancy By State

16	Schedule 6 - Same Store Performance Summary

18	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

19	Schedule 8 - Selected Financial Information

20	Glossary

March 2, 2016

National Storage Affiliates Trust Reports 2015 Annual Results; Core FFO per Share Increase of 22.7%; Same Store NOI Increases 11.5%;
Provides 2016 Guidance

GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA), today reported the Company’s fourth quarter and full year 2015 results.
Fourth Quarter 2015 Highlights

•
Core funds from operations ("Core FFO") was $11.6 million, or $0.24 per share for the fourth quarter of 2015, an increase of 14.3% per share compared to Core FFO of $4.2 million, or $0.21 per share, for the fourth quarter of 2014.

•	Net operating income ("NOI") was $25.6 million for the fourth quarter of 2015, an increase of 46.2% compared to NOI of $17.5 million for the fourth quarter of 2014.

•	Same store NOI was $9.8 million for the fourth quarter of 2015, an increase of 10.7% compared to same store NOI of $8.9 million for the fourth quarter of 2014.

•	Same store total revenue was $15.0 million for the fourth quarter of 2015, an increase of 6.5% compared to same store total revenue of $14.0 million for the fourth quarter of 2014.

•	Acquired 16 self storage properties during the fourth quarter of 2015 for approximately $70.4 million.

Full Year 2015 Highlights

•	Core FFO was $35.8 million, or $0.92 per share, for the full year 2015, an increase of 22.7% per share compared to Core FFO of $10.4 million, or $0.75 per share, for the full year 2014.

•	NOI was $88.5 million for the full year 2015, an increase of 80.4% compared to NOI of $49.1 million for the full year 2014.

•	Same store NOI was $38.3 million for the full year 2015, an increase of 11.5% compared to same store NOI of $34.4 million for the full year 2014.

•	Same store total revenue was $58.7 million for the full year 2015, an increase of 7.8% compared to same store total revenue of $54.5 million for the full year 2014.

•	Acquired 58 properties for the full year 2015 for approximately $313.0 million.

Arlen Nordhagen, Chief Executive Officer, commented, "2015 proved to be an excellent year for NSA. We are extremely pleased with our full year results which reflect significant year-over-year growth across the board in Core FFO, NOI, same store NOI and same store revenue. From an operational standpoint, full year total revenue increased approximately 74% to $134 million and our full year total portfolio average rent per occupied square foot increased approximately 8% to $10.62. Our fourth quarter performance was also strong as Core FFO per share increased 14.3%, same store NOI increased 10.7% and same store total revenue increased 6.5%. During the quarter we acquired 16 additional self storage properties for approximately $70 million.

Mr. Nordhagen, continued, "We recently announced the addition of our new, seventh Participating Regional Operator ("PRO"), Hide-Away Storage Services, Inc. We look forward to Hide-Away joining us, as they bring almost 40 years of industry experience and expertise to our PRO team and Best Practices committee. Since the completion of our IPO related transactions in the second quarter of 2015, NSA’s value strategy has been hitting on all cylinders. For the last three quarters, same store NOI growth has averaged 12% above the prior year through the continued implementation of our best practices programs. And taking full advantage of our differentiated growth strategy, we have announced a total of almost $380 million of new acquisitions since July 1, 2015, including significant contributions from all three of our external growth drivers - our captive pipeline acquisitions, our third party acquisitions and now our new PRO integration. We believe this combination is unique in our industry and positions us to deliver very attractive shareholder returns over the long-term."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$5,365	$(2,371)	$4,796	$(16,357)
Funds From Operations ("FFO")	11,045	2,867	30,102	(1,484)
Add back acquisition costs, organizational and offering expenses, and loss on early extinguishment of debt	573	1,299	5,737	11,898
Core FFO	$11,618	$4,166	$35,839	$10,414

FFO per share and unit	$0.23	$0.15	$0.77	$(0.11)
Core FFO per share and unit	$0.24	$0.21	$0.92	$0.75

Fourth Quarter 2015
FFO was $11.0 million, or $0.23 per share, for the fourth quarter of 2015, compared to FFO of $2.9 million, or $0.15 per share, for the fourth quarter of 2014, an increase of 53% per share. Core FFO was $11.6 million, or $0.24 per share for the fourth quarter of 2015, an increase of 14.3% per share compared to Core FFO of $4.2 million, or $0.21 per share, for the fourth quarter of 2014. The increases in FFO and Core FFO were primarily the result of integrating multiple self storage property acquisitions, same store NOI growth and reductions in interest expense and acquisition costs.
Net income was $5.4 million for the fourth quarter of 2015, compared to a net loss of $2.4 million for the fourth quarter of 2014. This increase was also primarily the result of integrating new property acquisitions and same store NOI growth, combined with reductions in interest expense and acquisition costs, partially offset by an increase in depreciation and amortization.

Full Year 2015
FFO was $30.1 million, or $0.77 per share, for the full year 2015, compared to a FFO net loss of $1.5 million, or $0.11 per share, for the full year of 2014. Core FFO was $35.8 million, or $0.92 per share, for the full year 2015, an increase of 22.7% per share compared to Core FFO of $10.4 million, or $0.75 per share, for the full year of 2014. The increases in FFO and Core FFO were primarily driven by the integration of multiple self storage property acquisitions, a strong increase in same store NOI and reductions in interest expense and organizational and offering expenses, partially offset by an increase in general and administrative expenses.
Net income was $4.8 million for the full year 2015, compared to a net loss of $16.4 million for the full year of 2014. The increase was primarily the result of new property acquisitions, strong growth in same store NOI, and reductions in acquisition costs, interest expense and organizational and offering expenses, partially offset by increases in depreciation and amortization and general and administrative expenses.
Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined and reconciled to their most directly comparable GAAP measure in the Schedules to this press release and in the supplemental financial information.

Total Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Growth	2015	2014	Growth
Total revenue	$38,300	$26,731	43.3%	$133,919	$76,970	74.0%
Property operating expenses	12,744	9,248	37.8%	45,412	27,913	62.7%
Net Operating Income (NOI)	$25,556	$17,483	46.2%	$88,507	$49,057	80.4%

Average Occupancy	88.8%	85.6%	3.2%	87.9%	85.5%	2.4%
Average annualized rental revenue per occupied square foot	$10.65	$10.19	4.5%	$10.62	$9.81	8.3%

Fourth Quarter 2015
Total revenues were $38.3 million for the fourth quarter of 2015, an increase of 43.3% compared to total revenues of $26.7 million for the fourth quarter of 2014. Revenue increases were predominately driven by incremental rental revenue from the integration of multiple acquisitions during 2015, combined with a 320 basis point increase in average total portfolio occupancy for the fourth quarter of 2015 compared to the fourth quarter of 2014, and a 4.5% increase in average annualized rental revenue per occupied square foot for the fourth quarter of 2015 compared to the fourth quarter of 2014.
Total portfolio NOI was $25.6 million for the fourth quarter of 2015, an increase of 46.2% compared to NOI of $17.5 million for the fourth quarter of 2014.

Full Year 2015
Total revenues were $133.9 million for the full year 2015, an increase of approximately 74.0% compared to total revenues of $77.0 million for the full year of 2014. Total revenue increases were primarily attributable to the acquisition of 58 self storage properties in 2015, incremental rental revenue from 83 property acquisitions in 2014, an increase in average total portfolio occupancy, the acquisition of properties with increased market rates, and for in-place tenants, achievement of regular rental increases.
Total portfolio NOI was $88.5 million for the full year 2015, an increase of 80.4% compared to NOI of $49.1 million for the full year of 2014.

Same Store Operating Results

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	Growth	2015	2014	Growth
Total revenue	$14,953	$14,041	6.5%	$58,741	$54,469	7.8%
Property operating expenses	5,109	5,146	(0.7)%	20,439	20,107	1.7%
Net Operating Income (NOI)	$9,844	$8,895	10.7%	$38,302	$34,362	11.5%
NOI Margin	65.8%	63.4%	2.4%	65.2%	63.1%	2.1%

Average Occupancy	88.9%	86.4%	2.5%	88.1%	85.6%	2.5%
Average annualized rental revenue per occupied square foot	$10.07	$9.72	3.6%	$9.96	$9.50	4.8%
Properties included in same store	135	135	—	135	135	—

Fourth Quarter 2015
Same store total revenues were $15.0 million for the fourth quarter of 2015, an increase of 6.5% compared to $14.0 million for the fourth quarter of 2014. Revenue increases were driven by a 250 basis point increase in average occupancy for the fourth quarter of 2015 compared to the fourth quarter of 2014, combined with a 3.6% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Same store NOI was $9.8 million for the fourth quarter of 2015, an increase of 10.7% compared to same store NOI of $8.9 million for the fourth quarter of 2014. Revenue and NOI gains were driven by average occupancy gains and average annualized rental revenue per occupied square foot increases, and a decrease in expenses of 0.7% for the fourth quarter of 2015 compared to the fourth quarter of 2014.
Full Year 2015
Same store total revenues were $58.7 million for the full year 2015, an increase of 7.8% compared to $54.5 million for the full year of 2014. Revenue increases were driven by a year-over-year average occupancy increase, combined with a 4.8% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Same store NOI was $38.3 million for the full year 2015, an increase of 11.5% compared to same store NOI of $34.4 million for the full year of 2014. Revenue and NOI gains were driven by average occupancy gains and average annualized rental revenue per occupied square foot increases, offset partially by a 1.7% increase in expenses for the full year 2015 compared to the full year of 2014.

Investment Activity
During the fourth quarter of 2015, NSA invested approximately $70.4 million in the acquisition of 16 self storage properties, encompassing approximately 1 million rentable square feet configured in approximately 7,700 storage units.
For the full year 2015, the Company invested approximately $313.0 million in the acquisition of 58 properties, encompassing approximately 3.7 million rentable square feet configured in approximately 28,500 storage units.
Subsequent to December 31, 2015, NSA acquired 16 self storage properties for a total investment of approximately $85 million, encompassing approximately 1.0 million rentable square feet configured in approximately 7,300 storage units.

Debt and Credit Facility Activity
At December 31, 2015, NSA had approximately $571 million of total debt outstanding including approximately $388 million outstanding debt under its credit facility.

Dividends
On November 12, 2015, NSA's Board of Trustees approved an increase in the Company's quarterly common dividend from $0.19 per share to $0.20 per share, or from $0.76 to $0.80 per share annualized. The increase was effective with the quarterly dividend paid on December 30, 2015 to shareholders of record on December 15, 2015. The dividend, based on the December 31, 2015 closing price, represents an annual yield of 4.67%.

2016 Guidance Range
The following table outlines the Company's estimates for the year ended December 31, 2016:

Full Year 2016
Same store operations (222 stores)
Total revenues	6% - 7%
Property operating expenses	3% - 4%
NOI	7% - 9%

General and administrative expenses (as a percent of revenue)
General and administrative expenses (excluding equity-based compensation)	9.0% - 9.5%
Equity-based compensation	1.0% - 1.5%

Subordinated performance unit distributions, in millions	$20.0 - $22.0

Acquisitions, in millions	$350.0 - $450.0

Core FFO per share	$1.02 - $1.08

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on March 2, 2016.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, March 3, 2016 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.

Conference Call and Webcast:
Date/Time: Thursday, March 3, 2016, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13613621

A replay of the call will be available for one week through Thursday, March 10, 2016. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.

Upcoming Industry Conferences

NSA management is scheduled to attend the Self Storage Association's 2016 Spring Conference & Trade Show in Dallas, Texas on March 30 - April 1, 2016 and the Arizona Self Storage Association's Owners Summit in Chandler, Arizona on April 11 - 13, 2016.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 292 self storage properties located in 17 states with approximately 17 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the Russell 2000 Index of Companies.

NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 on April 24, 2015 and the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations

Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUE
Rental revenue	$37,219	$25,914	$129,869	$74,837
Other property-related revenue	1,081	817	4,050	2,133
Total revenue	38,300	26,731	133,919	76,970
OPERATING EXPENSES
Property operating expenses	12,744	9,248	45,412	27,913
General and administrative expenses	4,409	2,740	16,265	8,189
Depreciation and amortization	10,459	8,474	40,651	23,785
Total operating expenses	27,612	20,462	102,328	59,887
Income from operations	10,688	6,269	31,591	17,083
OTHER INCOME (EXPENSE)
Interest expense	(4,727)	(7,405)	(20,779)	(23,033)
Loss on early extinguishment of debt	—	—	(914)	(1,020)
Acquisition costs	(573)	(1,195)	(4,765)	(9,558)
Organizational and offering expenses	—	(104)	(58)	(1,320)
Non-operating (expense) income	(23)	64	(279)	64
Gain on sale of self storage properties	—	—	—	1,427
Other income (expense)	(5,323)	(8,640)	(26,795)	(33,440)
Net income (loss)	5,365	(2,371)	4,796	(16,357)
Net (income) loss attributable to noncontrolling interests	(761)	2,371	7,644	16,357
Net income (loss) attributable to National Storage Affiliates Trust	$4,604	$—	$12,440	$—

Earnings (loss) per share - basic	$0.20	$—	$0.80	$—
Earnings (loss) per share - diluted	$0.08	$—	$0.17	$—

Weighted average shares outstanding - basic	23,000	1	15,463	1
Weighted average shares outstanding - diluted	65,280	1	45,409	1

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2015	2014
ASSETS
Real estate
Self storage properties	$1,147,201	$838,941
Less accumulated depreciation	(68,100)	(39,614)
Self storage properties, net	1,079,101	799,327
Cash and cash equivalents	6,665	9,009
Restricted cash	2,712	2,120
Debt issuance costs, net	4,740	6,346
Other assets, net	8,648	15,944
Total assets	$1,101,866	$832,746
LIABILITIES AND EQUITY
Liabilities
Debt financing	$570,612	$597,691
Accounts payable and accrued liabilities	9,694	10,012
Distributions payable	—	6,763
Deferred revenue	5,513	4,176
Total liabilities	585,819	618,642
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 and 1,000 shares authorized, 23,015,751 and 1,000 shares issued and outstanding at December 31, 2015 and 2014, respectively	230	—
Additional paid-in capital	236,392	—
Retained earnings	11	—
Accumulated other comprehensive loss	—	—
Total shareholders' equity	236,633	—
Noncontrolling interests	279,414	214,104
Total equity	516,047	214,104
Total liabilities and equity	$1,101,866	$832,746

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$5,365	$(2,371)	$4,796	$(16,357)
Add (subtract):
Real estate depreciation and amortization	10,360	8,294	40,303	23,605
Gain on sale of self storage properties	—	—	—	(1,427)
FFO attributable to subordinated performance unitholders (1)	(4,680)	(3,056)	(14,997)	(7,305)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	11,045	2,867	30,102	(1,484)
Add:
Acquisition costs	573	1,195	4,765	9,558
Organizational and offering expenses	—	104	58	1,320
Loss on early extinguishment of debt	—	—	914	1,020
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$11,618	$4,166	$35,839	$10,414

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	23,000	1	15,463	1
Weighted average restricted common shares outstanding	17	—	9	—
Weighted average OP units outstanding (3)	21,472	18,274	20,507	13,519
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,269	1,518	364
Weighted average LTIP units outstanding (4)	2,361	—	1,548	—
Total weighted average shares and units outstanding - FFO and Core FFO	48,685	19,544	39,045	13,884

FFO per share and unit	$0.23	$0.15	$0.77	$(0.11)
Core FFO per share and unit	$0.24	$0.21	$0.92	$0.75

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). Subordinated performance units and DownREIT subordinated performance units have been excluded from the calculations of FFO and Core FFO per share and unit as their effect is anti-dilutive.

(3) Amount for the year ended December 31, 2014 includes 2,060,711 OP units outstanding for the entire period which were issued in connection with the contribution of 65 self storage properties on April 1, 2014 by SecurCare Portfolio Holdings, LLC and SecurCare Value Properties, Ltd. (collectively, "NSA Predecessor"), entities whose principal owner is the Company's chief executive officer. For financial reporting purposes, NSA Predecessor contributions are reported as a reorganization of entities under common control whereby the contributed self storage properties are included in the Company's results of operations for the entirety of the year ended December 31, 2014 and have been recorded in the Company's financial statements at NSA Predecessor's depreciated historical cost basis.

(4) LTIP units have been excluded from the calculations of weighted average shares and units outstanding prior to April 28, 2015 because such units did not participate in distributions prior to the Company’s initial public offering.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$5,365	$(2,371)	$4,796	$(16,357)
Add:
General and administrative expenses	4,409	2,740	16,265	8,189
Depreciation and amortization	10,459	8,474	40,651	23,785
Interest expense	4,727	7,405	20,779	23,033
Loss on early extinguishment of debt	—	—	914	1,020
Acquisition costs	573	1,195	4,765	9,558
Organizational and offering expenses	—	104	58	1,320
Gain on sale of self storage properties	—	—	—	(1,427)
Non-operating expense (income)	23	(64)	279	(64)
Net Operating Income	$25,556	$17,483	$88,507	$49,057

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$5,365	$(2,371)	$4,796	$(16,357)
Add:
Depreciation and amortization	10,459	8,474	40,651	23,785
Interest expense	4,727	7,405	20,779	23,033
Loss on early extinguishment of debt	—	—	914	1,020
EBITDA	20,551	13,508	67,140	31,481
Add:
Acquisition costs	573	1,195	4,765	9,558
Organizational and offering expenses	—	104	58	1,320
Gain on sale of self storage properties	—	—	—	(1,427)
Equity-based compensation expense (1)	652	468	3,027	1,468
Adjusted EBITDA	$21,776	$15,275	$74,990	$42,400

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2015
(unaudited)

	Stores	Units	Rentable Square Feet	% of Rentable Square Feet	Occupancy at Period End
Same Store
Texas	31	9,388	1,220,419	7.7%	88.1%
Oklahoma	25	11,830	1,576,507	10.0%	88.5%
Oregon	26	9,568	1,199,653	7.6%	91.8%
North Carolina	15	6,579	767,799	4.9%	80.0%
Georgia	14	4,469	561,056	3.6%	93.6%
Colorado	8	3,740	453,166	2.9%	92.2%
Washington	5	1,580	207,149	1.3%	92.7%
Other (1)	11	4,366	536,674	3.3%	84.5%
Same Store Total/Weighted Average	135	51,520	6,522,423	41.3%	88.5%

2014 Acquisitions	83	42,144	5,466,303	34.7%	89.5%
2015 Acquisitions and other (2)	59	28,948	3,781,220	24.0%	86.9%
Non-Same Store Total/Weighted Average	142	71,092	9,247,523	58.7%	88.5%

Total/Weighted Average	277	122,612	15,769,946	100.0%	88.5%

(1) Other states in our same store portfolio include Arizona, California, Mississippi, New Hampshire, Nevada, and South Carolina.
(2) NSA acquired 58 self storage properties during the year ended December 31, 2015 for an investment of $313.0 million, including fair value of debt adjustments for assumed mortgages of approximately $2.2 million. Additionally, one property, which was formerly included in our same store portfolio, is now in our non-same store portfolio following the completion of a storage space expansion during the year ended December 31, 2015.

Supplemental Schedule 4

Debt and Equity Capitalization
As of December 31, 2015
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.03%	1.25	$187,975
Term loan	2.75%	2.25	200,000
Fixed rate mortgages payable	3.93%	5.87	182,637
Total/Weighted Average	2.89%	3.08	$570,612

Debt Maturities

	Average Effective Interest Rate on Maturing Debt (1)	Maturities as a Percent of Total Debt	Maturities
2016 1Q	—	—	$—
2016 2Q	2.23%	0.7%	3,863
2016 3Q	—	—	—
2016 4Q	2.45%	1.2%	7,081
Total 2016	2.37%	1.9%	10,944

2017 1Q	2.06%	35.0%	199,539
2017 2Q	—	—	—
2017 3Q	2.55%	0.4%	2,008
2017 4Q	—	—	—
Total 2017	2.07%	35.4%	201,547

2018	2.75%	36.2%	206,607
2019	—	—	—
2020	3.71%	7.6%	43,201
2021	5.00%	0.7%	4,225
2022	—	—	—
2023	4.44%	14.5%	83,017
2024	4.21%	3.7%	21,071
Total/Weighted Average	2.89%	100.0%	$570,612

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.5x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.2x
Total Leverage Ratio		< 60.0%	41.6%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.20% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of December 31, 2015
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	23,004,751	23,004,751
Restricted shares	11,000	11,000
Total shares outstanding	23,015,751	23,015,751
Operating partnership units	21,556,006	21,556,006
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	23,390,792	23,390,792
Long-term incentive plan units (2)	2,360,961	2,360,961
Subordinated performance units (3)	9,302,989	12,000,856
DownREIT subordinated performance unit equivalents (3)	4,386,999	5,659,229
Total subordinated partnership units	13,689,988	17,660,085
Total shares and units outstanding	62,457,492	66,427,589

(2) Balances exclude 423,800 long term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.29 OP units based on historical financial information for the trailing nine months ended December 31, 2015. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. We anticipate that as our CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Occupancy By State
(unaudited)

SAME STORE PORTFOLIO
			Rentable Square Feet	Occupancy at Period End December 31,			Average Occupancy for the Three Months Ended December 31,			Average Occupancy for the Year Ended December 31,
State	Stores	Units		2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	9,388	1,220,419	88.1%	85.6%	2.5%	88.3%	85.7%	2.6%	88.0%	85.7%	2.3%
Oklahoma	25	11,830	1,576,507	88.5%	87.3%	1.2%	88.4%	87.1%	1.3%	88.0%	85.8%	2.2%
Oregon	26	9,568	1,199,653	91.8%	90.1%	1.7%	93.4%	91.6%	1.8%	93.3%	91.1%	2.2%
North Carolina	15	6,579	767,799	80.0%	79.5%	0.5%	80.4%	81.0%	(0.6)%	80.5%	81.4%	(0.9)%
Georgia	14	4,469	561,056	93.6%	87.9%	5.7%	93.7%	87.5%	6.2%	90.8%	82.9%	7.9%
Colorado	8	3,740	453,166	92.2%	87.0%	5.2%	93.1%	89.2%	3.9%	92.0%	90.1%	1.9%
Washington	5	1,580	207,149	92.7%	89.5%	3.2%	93.3%	90.4%	2.9%	92.7%	87.6%	5.1%
Other	11	4,366	536,674	84.5%	76.5%	8.0%	83.7%	76.8%	6.9%	80.4%	77.3%	3.1%
Total/Weighted Average	135	51,520	6,522,423	88.5%	85.8%	2.7%	88.9%	86.4%	2.5%	88.1%	85.6%	2.5%

TOTAL PORTFOLIO
	Stores at Period End December 31,		Units at Period End December 31,		Rentable Square Feet at Period End December 31,		Occupancy at Period End December 31,
State	2015	2014	2015	2014	2015	2014	2015	2014	Growth
Texas	48	45	18,526	17,472	2,627,111	2,471,989	87.7%	82.0%	5.7%
Oklahoma	26	26	12,308	12,189	1,648,537	1,631,374	87.6%	87.3%	0.3%
Oregon	51	50	20,211	19,645	2,523,336	2,468,424	91.4%	89.3%	2.1%
North Carolina	30	19	13,452	8,164	1,654,711	973,183	84.3%	81.9%	2.4%
Georgia	18	16	5,893	5,286	772,649	677,101	94.1%	87.4%	6.7%
Colorado	8	8	3,740	3,740	453,166	453,166	92.2%	87.0%	5.2%
Washington	14	13	4,825	4,513	611,150	570,862	91.5%	88.4%	3.1%
California	48	23	27,914	13,727	3,549,960	1,696,964	89.0%	83.2%	5.8%
Arizona	13	9	7,313	5,289	835,867	613,179	83.2%	77.7%	5.5%
Other (1)	21	10	8,430	3,998	1,093,459	510,916	86.6%	79.1%	7.5%
Total/Weighted Average	277	219	122,612	94,023	15,769,946	12,067,158	88.5%	84.8%	3.7%

(1) Other states in our total portfolio as of December 31, 2015 include Florida, Kentucky, Louisiana, Mississippi, New Hampshire, Nevada, and South Carolina.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2015 compared to Three Months Ended December 31, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Three Months Ended December 31,			Operating Expenses for the Three Months Ended December 31,			Net Operating Income for the Three Months Ended December 31,			Net Operating Income Margin for the Three Months Ended December 31,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,220,419	$10.17	$2,840	$2,687	5.7%	$1,175	$1,143	2.8%	$1,665	$1,544	7.8%	58.6%	57.5%	1.1%
Oklahoma	25	1,576,507	8.42	2,995	2,901	3.2%	960	1,025	(6.3)%	2,035	1,876	8.5%	67.9%	64.7%	3.2%
Oregon	26	1,199,653	12.00	3,401	3,050	11.5%	1,021	962	6.1%	2,380	2,088	14.0%	70.0%	68.5%	1.5%
North Carolina	15	767,799	9.99	1,593	1,632	(2.4)%	523	531	(1.5)%	1,070	1,101	(2.8)%	67.2%	67.5%	(0.3)%
Georgia	14	561,056	8.38	1,137	1,031	10.3%	462	526	(12.2)%	675	505	33.7%	59.4%	49.0%	10.4%
Colorado	8	453,166	11.33	1,219	1,146	6.4%	354	357	(0.8)%	865	789	9.6%	71.0%	68.8%	2.2%
Washington	5	207,149	12.13	596	526	13.3%	168	155	8.4%	428	371	15.4%	71.8%	70.5%	1.3%
Other	11	536,674	10.23	1,172	1,068	9.7%	446	447	(0.2)%	726	621	16.9%	61.9%	58.1%	3.8%
Total/Weighted Average	135	6,522,423	$10.07	$14,953	$14,041	6.5%	$5,109	$5,146	(0.7)%	$9,844	$8,895	10.7%	65.8%	63.4%	2.4%

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2015 compared to Year Ended December 31, 2014

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Total Revenue for the Year Ended December 31,			Operating Expenses for the Year Ended December 31,			Net Operating Income for the Year Ended December 31,			Net Operating Income Margin for the Year Ended December 31,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,220,419	$10.05	$11,250	$10,547	6.7%	$4,636	$4,569	1.5%	$6,614	$5,978	10.6%	58.8%	56.7%	2.1%
Oklahoma	25	1,576,507	8.38	11,879	11,159	6.5%	3,961	3,793	4.4%	7,918	7,366	7.5%	66.7%	66.0%	0.7%
Oregon	26	1,199,653	11.65	13,196	11,880	11.1%	3,895	3,872	0.6%	9,301	8,008	16.1%	70.5%	67.4%	3.1%
North Carolina	15	767,799	10.10	6,446	6,476	(0.5)%	2,188	2,196	(0.4)%	4,258	4,280	(0.5)%	66.1%	66.1%	—%
Georgia	14	561,056	8.25	4,331	3,752	15.4%	1,881	1,960	(4.0)%	2,450	1,792	36.7%	56.6%	47.8%	8.8%
Colorado	8	453,166	11.35	4,843	4,490	7.9%	1,448	1,383	4.7%	3,395	3,107	9.3%	70.1%	69.2%	0.9%
Washington	5	207,149	11.72	2,293	2,016	13.7%	653	643	1.6%	1,640	1,373	19.4%	71.5%	68.1%	3.4%
Other	11	536,674	10.16	4,503	4,149	8.5%	1,777	1,691	5.1%	2,726	2,458	10.9%	60.5%	59.2%	1.3%
Total/Weighted Average	135	6,522,423	$9.96	$58,741	$54,469	7.8%	$20,439	$20,107	1.7%	$38,302	$34,362	11.5%	65.2%	63.1%	2.1%

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Rental revenue
Same store portfolio	$14,605	$13,700	$57,293	$53,082
Non-same store portfolio	22,614	12,214	72,576	21,755
Total rental revenue on our statements of operations	37,219	25,914	129,869	74,837

Other property-related revenue
Same store portfolio	348	341	1,448	1,387
Non-same store portfolio	733	476	2,602	746
Total other property-related revenue on our statements of operations	1,081	817	4,050	2,133

Property operating expenses
Same store portfolio	5,109	5,146	20,439	20,107
Non-same store portfolio	7,635	4,102	24,973	7,806
Total property operating expenses on our statements of operations	12,744	9,248	45,412	27,913

Net operating income for:
Same Store Properties	9,844	8,895	38,302	34,362
Non-same store Properties	15,712	8,588	50,205	14,695
Net operating income	25,556	17,483	88,507	49,057

General and administrative expenses	4,409	2,740	16,265	8,189
Depreciation and amortization	10,459	8,474	40,651	23,785
Income from operations on our statements of operations	$10,688	$6,269	$31,591	$17,083

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Average Annualized Rental Revenue Per Occupied Square Foot

Same Store	$10.07	$9.72	$9.96	$9.50
Total Portfolio	$10.65	$10.19	$10.62	$9.81

Total Portfolio Capital Expenditures

Recurring capital expenditures	$716	$447	$2,365	$1,463
Revenue enhancing capital expenditures	—	312	703	312
Acquisitions capital expenditures	224	424	768	2,391
Total Portfolio Capital Expenditures	$940	$1,183	$3,836	$4,166

Total portfolio square feet	15,770	12,067	15,770	12,067
Recurring Capital Expenditures Per Square Foot	$0.05	$0.04	$0.15	$0.12

Property Operating Expenses Detail

Store payroll and related costs	$3,856	$2,812	$13,425	$8,511
Property tax expense	2,774	2,014	9,833	5,987
Other property operating expenses	6,114	4,422	22,154	13,415
Property operating expenses on our statements of operations	$12,744	$9,248	$45,412	$27,913

General and Administrative Expenses Detail

Supervisory and administrative expenses	$2,170	$1,534	$7,584	$4,460
Equity-based compensation expense	652	468	3,027	1,468
Other general and administrative expenses	1,587	738	5,654	2,261
General and administrative expenses on our statements of operations	$4,409	$2,740	$16,265	$8,189

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue, value, or useful life of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
LTIP UNITS: Long-term incentive plan units.

NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $5.7 million of fair value of debt adjustments) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, loss on early extinguishment of debt, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of December 31, 2015, our Company had six PROs, SecurCare Self Storage, an affiliate of NSA's Predecessor, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, and Storage Solutions.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: Same Store portfolio comprises only those properties owned and operated for the entirety of the applicable periods presented. Our 2015 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2014, excluding the property the Company sold in 2014 and a property where the Company completed a storage space expansion during the year ended December 31, 2015.